                                                                   EXHIBIT 10.63


                       HEWLETT-PACKARD FINANCING AGREEMENT
                        Financing Agreement No. MA002216
                      Lessee: Nhancement Technologies Inc.

Lessor hereby agrees to finance for Lessee and Lessee hereby agrees to finance with Lessor, subject to the terms of this Financing Agreement ("Agreement"), the personal property together with all attachments, replacements, parts, substitutions, additions, software licenses, repairs, support, consulting, and accessories incorporated/affixed, whether or not provided by Hewlett-Packard ("Product") described in any Lessor Product Schedule ("Schedule") executed by the parties pursuant to this Agreement.

1. Non-Cancelable. This Agreement shall be effective as of the date of execution by both parties. THIS AGREEMENT AND ANY SCHEDULES EXECUTED HEREUNDER CANNOT BE CANCELLED OR TERMINATED EXCEPT AS EXPRESSLY PROVIDED HEREIN.
2. Rent; Acceptance of Product. Lessee shall pay to Lessor for use of the Product during the initial and any renewal term of any Schedule, the payment amount specified on said Schedule ("Rent"). Lessee's acceptance will be presumed unless Lessee demonstrates within 14 days after delivery that the Product is not acceptable. Lessor reserves the right to charge interest on any balance which exceeds 30 days past due. Rent shall begin to accrue upon delivery and acceptance of Product ("Rent Commencement Date"). Rent shall accrue whether or not Lessee has received notice that such payment is due.
3. Taxes; Insurance. Lessee agrees to pay to Lessor, when due, all license fees, assessments, sales, use, personal property, excise, and other taxes except for taxes based on Lessor's income, now or hereafter imposed on the Product or the possession, operation of use thereof. Lessee shall obtain and maintain liability insurance and insurance against loss or damage to the Product. Upon request, Lessee shall furnish to Lessor a Certificate of Insurance or other evidence of insurance coverage.
4. Loss or Damage. Lessee shall bear the entire risk of loss or damage to the Product from any cause whatsoever from the date of delivery until it is returned and received by Lessor. Lessee shall promptly notify Lessor of any loss or damage. No loss or damage shall relieve Lessee of the obligation to pay Rent or perform any other obligation hereunder. In the event of loss or damage, Lessee, at Lessor's option, shall either place the Product in good condition and repair or pay Lessor the buyout option price set out in the applicable Schedule.
5. Intellectual Property Rights. Unless otherwise stated in writing by Lessor, Lessor copyrighted material (software and printed documentation) may not be copied except for archival purposes, to replace a defective copy or for program error verification. If Lessor's software license is included in product, then Lessor's standard software terms shall apply. Lessor will defend or settle any claim against Lessee that an HP Product or Support delivered under this Agreement infringes a patent, utility model, industrial design, copyright, mask work or trademark in the country where Lessee used the HP Product or receives Support, provided Lessee: (i) promptly notifies Lessor in writing of the claim; and (ii) cooperates with Lessor in, and grants Lessor sole authority to control the defense and settlement and any costs and damages finally awarded by a court against Lessee. If such a claim is made, Lessor may procure the right for Lessee to continue using the HP Product, may modify the Product or replace it. If use of the HP Product is enjoined by a court and Lessor determines that none of these alternatives is reasonably available, Lessor will take back the HP Product and refund its depreciated value if a purchase option has been exercised. Lessor has no obligation for any claim of infringement arising from: (i) Lessor's compliance with any designs, specifications or instructions of Lessee; (ii) modification of the HP Product by Lessee or a third party; (iii) use of the HP Product in a way not specified by Lessor; or (iv) use of the HP Product with Non-HP products not supplied by Lessor. These terms state the entire liability of Lessor for claims of infringement.
6. Identification; Personal Property. If Lessee is in compliance with the terms of this Agreement and applicable Schedules, Lessee shall have quiet enjoyment of the Product. No other right, title or interest shall pass to Lessee. Lessor, at its own expense, may require markings to be affixed to or placed on the Product to give notice of Lessor's ownership thereof. Both parties hereby confirm their intent that the Product shall always remain and be deemed personal property even though said Product may hereafter become attached or affixed to real property.

7. Use; Relocation; Assignment. Lessee will operate the Product in accordance with manufacturer's manuals and instructions, by competent and duly qualified personnel only, in accordance with applicable governmental regulations, if any, and for business, medical, scientific, or commercial purposes only, and not for person use. Lessee agrees not to sell, assign, sublet, hypothecate or otherwise encumber or suffer a lien upon or against any interest in this Agreement, any Schedule hereunder, or the Product. Lessee agrees not to alter the Product or remove the Product from its original location without Lessor's prior written consent. Relocation by Lessor's support personnel shall not constitute Lessor's consent.
8. Support; Repairs. If Lessee finances Support provided by Lessor the term of the financed support is non-cancelable. Lessee acknowledges that the finance period and Support period may not correspond. If no order for Support is made, Lessee, at its own costs and expense, shall keep the Product in good repair, condition and working order.
9. Warranty. For HP Product, Lessee shall have the benefit of applicable manufacturer's warranties which are normally furnished to purchasers of identical product manufactured by HP. THIS WARRANTY IS EXCLUSIVE AND NO OTHER WARRANTY, WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED. LESSOR SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
10. Non-HP Product; Non-HP Vendor. Lessee acknowledges that is has selected the Vendor and Product supplied by Vendor. LESSOR MAKES NO WARRANTY EXPRESS OR IMPLIED WHATSOEVER WITH RESPECT TO VENDOR'S PRODCUT, AND AS TO LESSOR, LESSEE ACQUIRES THE PRODUCT "AS IS". If Vendor's Product is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against Vendor and shall, nevertheless, pay Lessor all payments due under the Agreement. It is Lessee's sole responsibility to acquire updates or other necessary documentation to Vendor's Product. If Lessee should forfeit any rights granted to Lessee, or if Vendor terminates any rights granted to Lessee, payment shall continue uninterrupted to Lessor. Lessee agrees that it will not assert any defenses, deduction, abatement, counterclaim or set-off against Lessor. Lessee understands and agrees that neither Vendor not any employee, agent, or representative of Vendor is an agent of Lessor. No agent of Vendor is authorized to waive or alter any terms or conditions of this Agreement, and no representations as to the Vendor's Product or any other matter by Vendor shall in any way affect Lessee's obligations under this Agreement.
11. Return of Product. Upon expiration or termination, Lessee, at its own risk and expense, shall have the Product packed for shipment in accordance with manufacturer's specifications and shall immediately return the Product to Lessor in the same condition as when delivered, ordinary wear and tear excepted, freight prepaid and insured, to Lessor's remarketing facility.
12. Limitation of Liability. Lessor will be liable for damage to tangible property per incident up to the greater of $300,000 or the actual charges paid to Lessor for the Product that is the subject of the claim, and for damages for bodily injury or death, to the extent that all such damages are determined by a court of competent jurisdiction to have been directly caused by a defective Product financed hereunder. Lessor will not be liable for performance delays or for non-performance, due to causes beyond its reasonable control. For any material breach of Support services by HP, Lessee's remedy and Lessor's liability will be limited to a refund of the related Support charges paid during the period of breach, up to a maximum of 12 months. THE REMEDIES PROVIDED HEREIN ARE LEESSEE'S SOLE AND EXLUSIVE REMEDIES. IN NO EVENT SHALL LESSOR BE LIABLE FOR LOSS OF DATA OR FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL (INCLUDING LOST PROFIT), OR OTHER DAMAGE WHETHER BASED IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY.
13. Events of Default; Remedies. If Lessee fails to pay Rent when due and fails to cure such breach within ten (10) days of notice of same, or in the event of any other breach of this Agreement, any Schedule hereunder, or any other Agreement between the parties hereto, or if any credit or other information submitted to Lessor is false or misleading in any material respect, or in the event of any act of insolvency or bankruptcy by or against Lessee, Lessor may, it its option, exercise any one or more of the following remedies: (i) declare all sums due and to become due as immediately due and payable; (ii) enter upon the premises where the Product is located and take immediate possession of and remove the same; (iii) sell any or all of the Product at public or private sale or otherwise dispose of , hold, use or lease to others said Product; (iv) exercise any other right or remedy which may be available to Lessor under applicable law, including the right to recover damages for the breach hereof. No remedy referred to herein is intended to be exclusive but each shall be cumulative and in addition to any of the remedies referred to above or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any default should constitute a waiver of any other default or a waiver of any of Lessor's rights. If any action is brought by either party to enforce this Agreement or to protect its interest in the Product, the losing party agrees to pay the costs thereof including reasonable attorneys' fees and other costs of collection.
14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Nothing herein shall be deemed to preclude or prevent Lessor from bringing any action or claim to enforce the provisions of this Agreement in any appropriate state or forum.
15. Financing Statements. Lessee hereby grants and Lessor reserves a Purchase Money Security Interest in the product financed hereunder and any proceeds thereof. Lessee hereby nominates and appoints Lessor as its attorney-in-fact for the sole purpose of executing on Lessee's behalf financing statements (and any appropriate amendments thereto) under the provisions of the Uniform Commercial Code for protective purposes, related to this Agreement and any Schedule hereunder.
16. Miscellaneous. (a) This Agreement, together with any Schedules hereunder, and any referenced addenda, exhibits or attachments shall constitute the entire understanding between the parties and supersedes any previous communications, representations, or agreements, whether oral or written;
     (b) any notice or demands made hereunder shall be in writing and by regular mail or facsimile; (c) No change or modification of any term or condition hereof shall be valid unless made in writing and signed by an authorized representative of each party; (d) Any provision of this Agreement which is unenforceable in any jurisdiction shall as to that jurisdiction only be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof.



LESSOR:                                  LESSEE:

Hewlett-Packard Company                  NHANCEMENT TECHNOLOGIES INC.


By: /s/ Mary C. Moon                     By: /s/ John R. Zavoli
   -------------------------------          -------------------------------
        (Authorized Signature)                     (Authorized Signature)


Mary C. Moon; Financing Service
              Representative             John R. Zavoli; CFO & General Counsel
----------------------------------       -------------------------------------
             (Name/Title)                            (Name/Title)